MERRILL LYNCH [LOGO]
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            Global Markets & Investment Banking


                                                               December 27, 2005

                                    AMENDMENT

Alfred Ouellette
Assistant Vice President and Senior Counsel
John Hancock Advisors, LLC
601 Congress Street, 11th Floor
Boston, MA 02210


Robert Sandt
Vice President
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor MS NYC60-2715
New York, NY 10005

Ladies and Gentlemen:

        Reference is made to the Broker-Dealer Agreements (collectively, the "Broker-Dealer Agreements") between Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (acting not in its individual capacity but solely as the agent in each case of the applicable Company, the "Auction Agent") and Merrill Lynch, Pierce, Fenner &. Smith Incorporated ("Merrill Lynch") relating to the Auction Market' Preferred Stock or Bonds of the issuers (each, an "Issuer") listed in Annex A hereto (collectively, the "AMPS").

         Pursuant to the Broker-Dealer Agreements, Merrill Lynch is required to obtain from each purchaser of AMPS a purchaser's letter (the "Purchaser's Letter"), the form of which is attached as Annex B hereto. Merrill Lynch would like to amend the Broker-Dealer Agreements to the extent necessary to eliminate the requirement that Merrill Lynch obtain the Purchaser's Letters; and, the Issuer (specified below) also would like the Broker-Dealer Agreement(s) to which it is party to be so amended.

        Accordingly, said Broker-Dealer Agreement(s) is(are) hereby amended to eliminate any requirement that Merrill Lynch obtain a Purchaser's Letter from any purchaser of AMP's.

        This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of any Broker-Dealer Agreement. This Amendment may be executed in any number of counterparts and by

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the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        This Amendment shall be construed in accordance with and governed by the law of the State of New York (without reference to choice of law doctrine).

        This Amendment shall become effective as of the date written above when executed by Merrill Lynch and the Auction Agent; provided, that it is understood by Merrill Lynch and by the Issuer that the Auction Agent is executing this Amendment not in its individual capacity but solely as agent of the Issuer and that execution hereof by the Issuer shall constitute a direction by the Issuer to the Auction Agent to execute this Amendment as agent for the Issuer.


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         We hereby request that (i) the Issuer indicate its consent to this
Amendment and its instruction to the Auction Agent to execute this Amendment by signing this Amendment in the space provided below and (ii) the Auction Agent execute this Amendment in the space provided below pursuant to the Issuer's instruction as heretofore described.



                                  Very truly yours,
                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED



                                  By       /s/ Frances M. Constable
                                           -------------------------------------
                                           Frances M. Constable
                                           Managing Director



By countersigning below, the Issuer consents to this Amendment and instructs the Auction Agent to execute this Amendment as of the date first written above:

JOHN HANCOCK ADVISERS, LLC on behalf of the Funds listed on Annex A




By /s/ Alfred Ouellette
   ------------------------------------------------
   Alfred Ouellette
   Assistant Vice President and Senior Counsel

By countersigning below, the Auction Agent consents to this Amendment, not in its individual capacity but solely as agent of the Issuer, as of the date first written above:

DEUTSCHE BANK TRUST COMPANY AMERICAS



By /s/ Robert Sandt
   ---------------------------------
   Robert Sandt
   Vice President




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                                    ANNEX A
CUSIP                                                 $MM          ISSUE DATE
41013G301         JHN HNCCK/PTRIOT GLB                60.000        04/30/93
41013Q200         JNH HNCCK/PTRIOT PRM                62.500        12/16/88
41013T204         JHN HNCCK/PTRIOT PRM                50.000        12/14/89
41013T303         JHN HNCCK/PTRIOT PRM                50.000        12/14/89
41013U201         JHN HNCCK/PTRIOT SLT                70.000        08/23/90



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                                     ANNEX B

           TO BE SUBMITTED TO YOUR BROKER-DEALER OR REMARKETING AGENT

                            Master Purchaser's Letter

                                   Relating to
                       Securities Involving Rate Settings
                        Through Auctions or Remarketings

THE COMPANY
A REMARKETING AGENT
THE TRUST COMPANY
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

        1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer (the "Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate setting through auctions ("Auctions") or remarketing procedures ("Remarketing"). This letter shall be for the benefit of any Company and of any trust company, auction agent, paying agent (collectively, "trust company"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

        2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

        3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

        4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agent(s), and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by

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such holders. We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

        5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company or a remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of an transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company or a remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

        6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book-entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company or remarketing agent such information concerning our beneficial ownership of Securities as such trust company or remarketing agent shall request.

        7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

        8. This letter is not a commitment by us to purchase any Securities.

        9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior or post-dated purchaser's letter specific to any particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

        10. The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

        11. Any xerographic, or other copy of this letter shall be deemed of equal effect as a signed original.

        12. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

             (A) We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

             (B) We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

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             (C) We acknowledge that prior to purchasing any Securities we have had access to such financial and other information as we deem necessary in connection with our decision to purchase Securities.

             (D) We recognize that the Company and broker-dealers or remarketing agents will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.


Date: ___________________  MLPF&S   Account ____________________________________
                           Number:
                                            By (signature):_____________________
                                            Name (print):_______________________
                                            Title (if applicable):______________